Exhibit 99.1
Riley Permian Reports 2024 Results and Provides 2025 Guidance
OKLAHOMA CITY, March 5, 2025 -- Riley Exploration Permian, Inc. (NYSE American: REPX) (“Riley Permian” or the “Company”), today reported financial and operating results for the fourth quarter and year ended December 31, 2024.
FOURTH QUARTER 2024 HIGHLIGHTS
•Averaged 25.0 MBoe/d of total equivalent production (oil production of 15.9 MBbls/d)
•Generated $66 million of operating cash flow or $51 million before changes in working capital(1), $18 million of Total Free Cash Flow(1) and $29 million of Upstream Free Cash Flow(1)
•Incurred total accrual (activity-based) capital expenditures of $31 million ($20 million for upstream)
•Reduced debt outstanding by $20 million with a debt-to-Adjusted EBITDAX(1) ratio of 1.0x(2)
•Signed a gas purchase agreement as part of our larger New Mexico midstream development project
FULL-YEAR 2024 HIGHLIGHTS
•Averaged 22.5 MBoe/d of total equivalent production (oil production of 15.1 MBbls/d)
•Generated $246 million of operating cash flow or $227 million before changes in working capital(1), $117 million of Total Free Cash Flow(1) and $128 million of Upstream Free Cash Flow(1)
•Completed the 2024 New Mexico Asset Acquisition adding 13,900 net acres adjacent to our existing acreage
•Began operations at our phase 1 self-generation power joint venture project; announced phase 2 project for selling power to ERCOT and increased our ownership in the joint venture from 35% to 50%
2025 GUIDANCE HIGHLIGHTS
•Full-year 2025 guidance for total production of 24.6 - 25.6 MBoe/d (oil production of 15.8 - 16.3 MBbls/d)
•Full-year 2025 guidance for activity-based investing expenditures before acquisitions of $188 - 232 million, including $110 - 130 million for upstream, $60 - 80 million for midstream and $18 - 22 million for our power joint venture

________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)Debt leverage ratio based on principal debt outstanding as of December 31, 2024, divided by full-year Adjusted EBITDAX(1).

Exhibit 99.1
Bobby D. Riley, Chairman of the Board and Chief Executive Officer, stated “We had an exceptional year by all measures, and I am extremely proud of what our team has accomplished. At the outset of 2024, we announced a plan to grow oil production by 10% while cutting capital expenditures by 10%. Our actual performance materially exceeded these goals, with oil production growth of 15% and total production growth of 22%, combined with a reduction in upstream cash capital expenditures of 27%. Such performance combined with operating cost-structure improvement led to 67% annual growth in Total Free Cash Flow(1) and 82% growth in annual Upstream Free Cash Flow(1).”

“Our 2024 performance demonstrates the capital efficiency of our asset base. Moving to 2025, we will invest strategically across our business with a focus on securing our future long-term growth. We continue to experience efficiency improvements in our upstream business, and this year we plan to shift increased development activity to New Mexico. We are excited to advance our New Mexico gas midstream project, which we believe will afford us increased operational control of our gas gathering and regional transportation and provide greater flow assurance for long-term growth from our New Mexico assets. Finally, we’re progressing with our power projects within our joint venture and continue to see attractive market fundamentals in ERCOT.”
OPERATIONS AND DEVELOPMENT ACTIVITY UPDATE
The tables below provide a summary of our operated well activity and acreage statistics:

	Three Months Ended December 31, 2024		Year Ended December 31, 2024
	Gross	Net	Gross	Net
Wells Drilled
Texas	—	—	20	19.3
New Mexico	9	5.2	10	5.8
Total	9	5.2	30	25.1

Wells Completed
Texas	5	4.5	18	17.2
New Mexico	—	—	2	2.0
Total	5	4.5	20	19.2

Wells Turned to Sales
Texas	5	4.5	20	19.2
New Mexico	1	1.0	2	2.0
Total	6	5.5	22	21.2
Net Acreage by State

	December 31,
	2024	2023
Texas	31,425	30,592
New Mexico	26,845	13,464
Total	58,270	44,056

________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1
FOURTH QUARTER 2024 FINANCIAL RESULTS
Revenues totaled $103 million, net cash provided by operating activities was $66 million and net income was $11 million, or $0.52 per diluted share.
On a non-GAAP basis, Adjusted EBITDAX(1) was $69 million, cash flow from operations before changes in working capital(1) was $51 million, Total Free Cash Flow(1) was $18 million and Adjusted Net Income(1) was $20 million, or $0.96 per diluted share.
Average realized prices, before derivative settlements, were $68.50 per barrel of oil, $0.02 per Mcf of natural gas and $5.18 per barrel of natural gas liquids. The Company reported a $8 million loss on derivatives, which included a $3 million realized gain on settlements and a $11 million non-cash loss due to changes in the fair value of derivatives.
Operating expenses included lease operating expense (“LOE”) of $20 million, or $8.54 per Boe, cash G&A expense(1) of $9 million, or $3.77 per Boe, inclusive of severance and other non-recurring charges, and production and ad valorem taxes of $8 million or $3.48 per Boe.
The Company incurred $31 million in total accrued capital expenditures ($20 million for upstream). On a cash basis, the Company had total capital expenditures of $33 million ($22 million for upstream).
The Company reduced total debt by $20 million, including a principal reduction of $15 million on the Credit Facility and $5 million on the Senior Notes. Interest expense, net was $8 million.
The Company paid a cash dividend of $0.38 per share, for a total of $8 million.
YEAR ENDED 2024 FINANCIAL RESULTS
Revenues totaled $410 million, net cash provided by operating activities was $246 million and net income was $89 million, or $4.26 per diluted share.
On a non-GAAP basis, Adjusted EBITDAX(1) was $284 million, cash flow from operations before changes in working capital(1) was $227 million, Total Free Cash Flow(1) was $117 million and Adjusted Net Income(1) was $117 million or $5.59 per diluted share.
The Company reported a $2 million loss on derivatives, which included a $2 million realized gain on settlements and a $4 million non-cash loss due to changes in the fair value of derivatives.
Operating expenses included LOE of $71 million, or $8.66 per Boe, cash G&A expense(1) of $27 million, or $3.22 per Boe, inclusive of severance and other non-recurring charges, and production and ad valorem taxes of $29 million or $3.57 per Boe.
The Company incurred $108 million in total accrued capital expenditures ($97 million for upstream). On a cash basis, the Company had total capital expenditures of $110 million ($99 million for upstream).
The Company reduced total debt by $90 million, net of proceeds, including a principal reduction of $70 million on the Credit Facility and $20 million on the Senior Notes. Interest expense, net was $34 million.
The Company had $269 million of total debt as of December 31, 2024, including $115 million drawn on our Credit Facility (with approximately $285 million available for future borrowing) and $154 million of Senior Notes. On a principal basis, the Company had $280 million of total debt, including $165 million principal value of Senior Notes.
The Company paid dividends of $1.46 per share for a total of $31 million.
Shareholder’s equity was $511 million as of December 31, 2024, an increase of 21% year-over-year and the number of common shares outstanding was 21.5 million, an increase of 5% year-over-year.

___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1
RESERVES
Estimates of Riley Permian’s proved reserves as of December 31, 2024, were prepared by Ryder Scott Company, L.P., the Company’s third-party reservoir engineer, using the SEC pricing methodology. Proved reserves at year-end 2024 of 124 MMBoe increased by 16 MMBoe or 15% over year-end 2023 reserves. Oil represented 54% of total proved reserves. Proved developed producing reserves (“PDP”) increased by 27% to 77 MMBoe, which represented 62% of total proved reserves. Proved undeveloped reserves (“PUD”) decreased slightly to 47 MMBoe, when compared to year-end 2023. At December 31, 2024, the standardized measure of discounted cash flows and PV-10(1) were $1,242 million and $1,543 million, respectively.
The net proved reserve additions resulted in a reserve replacement ratio (defined as the sum of extensions and discoveries, revisions, acquisitions and divestitures, divided by annual production) of 293% for the year ended December 31, 2024. The organic reserve replacement ratio (defined as the sum of extensions and discoveries and revisions, divided by annual production) was 241%.
Extensions and discoveries were the primary contributor to the increase in reserves of 16 MMBoe, which consisted of 8 MMBoe added to PDP as a result of drilling successful wells that were previously classified as unproved locations, and 8 MMBoe added to PUDs as a result of drilling activity during the year, which allowed for the booking of adjacent PUDs for locations that were previously booked as unproved reserves or not at all. The Company also acquired 4 MMBoe in reserves. The Company had production of 8 MMBoe and positive revisions of previous estimates of 4 MMBoe.
NEW MEXICO GAS MIDSTREAM PROJECT
We believe the successful execution of the Company's New Mexico development plan is dependent upon maintaining operational control and securing reliable processing and downstream markets for our natural gas. As part of this plan, and as previously disclosed, the Company signed a long-term gas purchase agreement with a leading third-party midstream service provider (“Midstream Counterparty”). Under this gas purchase agreement, the Midstream Counterparty is obligated to process, treat and purchase from Riley Permian, and Riley Permian is obligated to sell to the Midstream Counterparty, all of the committed gas and natural gas liquids from dedicated acreage.
Additionally, Riley Permian intends to construct, own and operate low and high-pressure gathering lines and compression facilities that will connect to our new high-capacity 20-inch natural gas pipeline designed to handle gas volumes of up to 150MMcf per day. We anticipate the first compressor station will be in-service during March 2025, which will initially connect to our existing processing and treating counterparty. Subsequently, we plan to begin the construction of additional gathering systems and the pipeline, with an estimated completion before the end of 2026, at which point all newly-built gathering, compression stations and the pipeline will connect to the new Midstream Counterparty’s network.
The Board of Directors approved an aggregate of approximately $130 million in capital expenditures to complete these initial projects of our midstream buildout plan. An estimated range of 2025 capital expenditures for this project has been provided in this release, which could vary materially given timing changes from our base plan. The Company currently intends to fund these capital expenditures using a combination of operating cash flow, cash on hand and from borrowings on its credit facility, as needed.

___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1

Selected Operating and Financial Data
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Select Financial Data (in thousands):
Oil and natural gas sales, net	$102,695	$102,339	$99,229	$409,801	$372,647
Income from Operations	$32,038	$17,478	$32,620	$153,695	$171,893
Adjusted EBITDAX(1)	$69,074	$71,741	$64,447	$284,225	$246,447
Cash Flow from Operations	$66,378	$72,130	$65,823	$246,274	$207,195
Upstream Free Cash Flow(1)	$28,653	$37,809	$33,298	$128,033	$70,195
Total Free Cash Flow(1)	$17,689	$37,809	$33,298	$117,069	$70,195

Production Data, net:
Oil (MBbls)	1,464	1,424	1,247	5,519	4,802
Natural gas (MMcf)	2,305	1,940	1,623	7,484	5,865
NGLs (MBbls)	455	408	315	1,486	1,006
Total (MBoe)	2,303	2,155	1,833	8,252	6,786

Daily combined volumes (Boe/d)	25,033	23,424	19,924	22,546	18,590
Daily oil volumes (Bbls/d)	15,913	15,478	13,554	15,079	13,156

Average Realized Prices:(2)
Oil ($ per Bbl)	$68.50	$73.95	$76.85	$74.10	$75.62
Natural gas ($ per Mcf)	$0.02	$(0.60)	$0.66	$(0.19)	$0.45
NGLs ($ per Bbl)	$5.18	$(4.40)	$7.40	$1.53	$6.87

Average Realized Prices, including derivative settlements:(2)(3)
Oil ($ per Bbl)	$69.89	$73.84	$73.90	$73.67	$71.93
Natural gas ($ per Mcf)	$0.34	$(0.10)	$0.73	$0.37	$0.53
NGLs ($ per Bbl)(4)	$5.18	$(4.40)	$7.40	$1.53	$6.87

Weighted Average Common Shares Outstanding (in thousands):
Basic	21,094	20,992	19,815	20,712	19,705
Diluted	21,205	21,209	20,106	20,875	20,000

_____________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)The Company's oil, natural gas and NGL sales are presented net of gathering, processing and transportation costs. These costs, related to natural gas and NGLs, at times exceeded the price we received and resulted in negative average realized prices.
(3)The Company's calculation of the effects of derivative settlements includes gains and losses on the settlement of our commodity derivative contracts. These gains and losses are included under other income (expense) in the Company’s consolidated statements of operations.
(4)During the periods presented, the Company did not have any NGL derivative contracts in place.

Exhibit 99.1
2025 GUIDANCE
Riley Permian is providing first quarter detailed guidance and select full-year 2025 activity guidance based on currently scheduled development activity and current market conditions. The average working interest on gross operated wells drilled is subject to change and may have corresponding impacts on net production volumes and investing expenditures. Total equivalent production estimates, inclusive of production from natural gas and NGLs, may be subject to variability based on midstream conditions. In the event our midstream project is delayed, it may have corresponding impacts on net production volumes and investing expenditures.

	2024 Actuals		2025 Guidance
Activity and Production	Gross	Net	Q1 2025 Net	Full-Year 2025 Net
Operated Well Activity(1)
Drilled	30	25.1	—	17.6 - 19.0
Completed	20	19.2	6.0 - 6.5	19.2 - 23.3
Turned to Sales	22	21.2	—	19.2 - 23.3

Non-Operated D&C	1	0.1	—	1.3 - 2.0

Net Production
Total (MBoe/d)		22.5	24.5 - 24.9	24.6 - 25.6
Oil (MBbls/d)		15.1	15.5 - 15.7	15.8 - 16.3

Capital Expenditures and Investing (in millions)	Accrual(2)	Cash	Q1 2025 Accrual(2)	Full-Year 2025 Accrual(2)
Drilling Completions and Capitalized Workovers	$83	$88	$16 - 19	$92 - 105
Upstream Infrastructure	7	10	2 - 3	11 - 15
Land and Other	7	1	2 - 3	7 - 10
Upstream Capital Expenditures	$97	$99	$20 - 25	$110 - 130

Midstream Capital Expenditures	11	11	3 - 6	60 - 80
Total Capital Expenditures	$108	$110	$23 - 31	$170 - 210

Power JV Investment	18	18	5 - 7	18 - 22
Total Investments	$126	$128	$28 - 38	$188 - 232

	2024 Actuals		2025 Guidance
Operating and Corporate Costs	Q4 2024	Full-Year 2024	Q1 2025

LOE and workover expense ($ per Boe)	$8.54	$8.66	$8.00 - 9.00
Production and ad valorem taxes (% of revenue)	8%	7%	6% - 8%
Cash G&A ($ per Boe)(3)	$3.77	$3.22	$3.00 - 3.50
Interest expense ($ in millions)(4)	$8	$34	$7 - 8
_______________
(1)2025 guidance based on net wells
(2)Activity-based investing expenditures before acquisitions
(3)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com
(4)Interest expense is net of interest rate derivative settlements

Exhibit 99.1
CONFERENCE CALL
In connection with the earnings release, Riley Permian management will host a conference call for investors and analysts on March 6, 2025 at 9:00 a.m. CT to discuss the Company's results and to host a Q&A session. Interested parties are invited to participate by calling:
•Toll Free Dial-In, +1 (888) 596-4144
•Toll Dial-in, +1 (646) 968-2525
•Conference ID number 1303008
An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com). In addition to a webcast of the call available on the Company’s website, a replay of the call will be available until March 20, 2025 by calling:
•Toll Free Dial-In, +1 (800) 770-2030
•Toll Dial-in, +1 (609) 800-9909
•Conference ID number 1303008
About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and natural gas liquids. For more information, please visit www.rileypermian.com.
Investor Contact:
405-438-0126
IR@rileypermian.com

Exhibit 99.1
Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets,” “forecasts” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: the volatility of oil, natural gas and NGL prices; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation and other midstream and downstream activities, which could result in a prolonged shut-in of our wells that may adversely affect our reserves, financial condition and results of operations; severe weather and other risks that lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions or divestitures; the inability or failure of the Company to successfully integrate the acquired assets into its operations and development activities; the potential delays in the development, construction or start-up of planned projects; failure to realize any of the anticipated benefits of our joint ventures or other equity investments; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; inability to prove up undeveloped acreage and maintain production on leases; any reduction in our borrowing base on our Credit Facility from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative strategy and the results of future settlement; our ability to comply with the financial covenants contained in our Credit Facility and Senior Notes; changes in general economic, business or industry conditions, including changes in inflation rates, interest rates and foreign currency exchange rates; conditions in the capital, financial and credit markets and our ability to obtain capital needed for development and exploration and midstream operations on favorable terms or at all; the loss of certain tax deductions; risks associated with executing our business strategy, including any changes in our strategy; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, regulation of greenhouse gases, water conservation, seismic activity, weatherization, or protection of certain species of wildlife, or of sensitive environmental areas; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Railroad Commission of Texas in an effort to control induced seismicity in the Permian Basin; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; public health crisis, such as pandemics and epidemics, and any related government policies and actions and the effects of such public health crises on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, conflicts in the Middle East, and the global response to such conflicts; risks related to litigation; and cybersecurity threats, technology system failures and data security issues. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.
The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Exhibit 99.1
Cautionary Statement Regarding Guidance
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas and NGLs, available liquidity, indications of supply and demand for oil, well results, and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the "Cautionary Statement Regarding Forward Looking Information" section above, as well as "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.
Source: Riley Exploration Permian, Inc.

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED BALANCE SHEETS
	December 31,
	2024	2023
	(In thousands, except share amounts)
Assets
Current Assets:
Cash	$13,124	$15,319
Accounts receivable, net	44,411	35,126
Prepaid expenses	1,592	1,631
Inventory	5,734	6,177
Current derivative assets	3,264	5,013
Total Current Assets	68,125	63,266
Oil and natural gas properties, net (successful efforts)	860,797	846,901
Other property and equipment, net	30,477	20,653
Non-current derivative assets	585	2,296
Equity method investment	22,811	5,620
Other non-current assets, net	10,706	6,975
Total Assets	$993,501	$945,711
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$13,937	$3,855
Accrued liabilities	33,918	33,159
Revenue payable	34,786	30,695
Current derivative liabilities	—	360
Current portion of long-term debt	20,000	20,000
Other current liabilities	20,123	6,276
Total Current Liabilities	122,764	94,345
Non-current derivative liabilities	414	—
Asset retirement obligations	32,706	19,255
Long-term debt	249,494	335,959
Deferred tax liabilities	76,547	73,345
Other non-current liabilities	961	1,212
Total Liabilities	482,886	524,116
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 21,482,555 and 20,405,093 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	21	20
Additional paid-in capital	310,232	279,112
Retained earnings	200,362	142,463
Total Shareholders' Equity	510,615	421,595
Total Liabilities and Shareholders' Equity	$993,501	$945,711

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(In thousands, except per share amounts)
Revenues:
Oil and natural gas sales, net	$102,695	$99,229	$409,801	$372,647
Contract services - related parties	—	600	380	2,400
Total Revenues	102,695	99,829	410,181	375,047
Costs and Expenses:
Lease operating expenses	19,670	15,530	71,463	58,817
Production and ad valorem taxes	8,021	6,986	29,428	25,559
Exploration costs	2,156	3,522	2,595	4,165
Depletion, depreciation, amortization and accretion	18,929	18,665	74,900	65,055
Impairment of oil and natural gas properties	11,317	9,760	11,317	9,760
Other impairments	—	—	30,158	—
General and administrative:
Administrative costs	8,689	9,072	26,551	26,569
Share-based compensation expense	1,445	3,385	8,138	6,833
Cost of contract services - related parties	—	232	363	579
Transaction costs	430	57	1,573	5,817
Total Costs and Expenses	70,657	67,209	256,486	203,154
Income from Operations	32,038	32,620	153,695	171,893
Other Income (Expense):
Interest expense, net	(7,625)	(10,301)	(34,338)	(31,816)
Gain (loss) on derivatives, net	(8,446)	27,118	(1,665)	6,193
Loss from equity method investment	(486)	(5)	(721)	(218)
Total Other Income (Expense)	(16,557)	16,812	(36,724)	(25,841)
Net Income from Operations Before Income Taxes	15,481	49,432	116,971	146,052
Income tax expense	(4,553)	(11,407)	(28,074)	(34,461)
Net Income	$10,928	$38,025	$88,897	$111,591

Net Income per Share:
Basic	$0.52	$1.92	$4.29	$5.66
Diluted	$0.52	$1.90	$4.26	$5.58
Weighted Average Common Shares Outstanding:
Basic	21,094	19,815	20,712	19,705
Diluted	21,205	20,106	20,875	20,000

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(In thousands)
Cash Flows from Operating Activities:
Net income	$10,928	$38,025	$88,897	$111,591
Adjustments to reconcile net income to net cash provided by operating activities:
Exploratory well costs and lease expirations	2,156	3,522	2,560	4,143
Depletion, depreciation, amortization and accretion	18,929	18,665	74,900	65,055
Impairment of oil and natural gas properties	11,317	9,760	11,317	9,760
Other impairments	(1,308)	—	28,850	—
(Gain) loss on derivatives, net	8,446	(27,118)	1,665	(6,193)
Settlements on derivative contracts	2,759	(3,561)	1,849	(17,221)
Amortization of deferred financing costs and discount	1,324	1,691	5,299	4,161
Share-based compensation expense	1,445	3,384	8,138	6,978
Deferred income tax expense	(5,530)	9,987	3,202	27,589
Loss from equity method investment	486	5	721	218
Other	—	2	—	(25)
Changes in operating assets and liabilities	15,426	11,461	18,876	1,139
Net Cash Provided by Operating Activities	66,378	65,823	246,274	207,195
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(22,118)	(20,498)	(98,490)	(134,796)
Additions to midstream property and equipment	(10,964)	—	(10,964)	—
Additions to other property and equipment	(181)	(566)	(875)	(1,065)
Acquisitions of oil and natural gas properties	—	—	(19,597)	(5,443)
Net assets acquired in business combination	—	—	—	(324,686)
Contributions to equity method investment	(1,250)	—	(17,912)	(3,566)
Net Cash Used in Investing Activities	(34,513)	(21,064)	(147,838)	(469,556)
Cash Flows from Financing Activities:
Deferred financing costs	(2,703)	(1,156)	(2,783)	(7,406)
Proceeds from Credit Facility	—	7,000	15,000	185,000
Repayments under Credit Facility	(15,000)	(32,000)	(85,000)	(56,000)
Proceeds from Senior Notes, net of issuance costs	—	—	—	188,000
Repayments of Senior Notes	(5,000)	(5,000)	(20,000)	(15,000)
Payment of common share dividends	(7,992)	(7,533)	(30,831)	(27,706)
Proceeds from issuance of common shares, net	—	(85)	25,415	2
Common stock repurchased for tax withholding	(1,368)	(1,032)	(2,432)	(2,511)
Net Cash Provided by (Used in) Financing Activities	(32,063)	(39,806)	(100,631)	264,379
Net Increase (Decrease) in Cash	(198)	4,953	(2,195)	2,018
Cash, Beginning of Period	13,322	10,366	15,319	13,301
Cash, End of Period	$13,124	$15,319	$13,124	$15,319

Exhibit 99.1
OIL, NATURAL GAS AND NGL RESERVES
Estimates of Riley Permian’s proved reserves as of December 31, 2024, were prepared by Ryder Scott Company, L.P. (“Ryder Scott”), the Company’s third-party reservoir engineer. Estimates of proved reserves were prepared in accordance with the rules and regulations of the SEC using an average price equal to the unweighted arithmetic average of the first day of each month within the 12-month period ended December 31, 2024, of $76.32 per Bbl for oil and $2.13 per Mcf for gas. Additionally, the Company prepared estimates of proved reserves as of December 31, 2024, using NYMEX pricing, which were not reviewed by Ryder Scott. The table below presents a summary of our proved reserves as of December 31, 2024.

	SEC Pricing(1)		NYMEX Pricing(1)
Reserves as of December 31, 2024	Proved Developed Reserves	Total Proved Reserves	Proved Developed Reserves	Total Proved Reserves
Oil (MBbls)	40,111	66,535	39,527	65,802
Natural gas (MMcf)	103,337	162,239	102,004	160,644
Natural gas liquids (MBbls)	19,312	30,027	19,102	29,768
Total (MBoe)	76,646	123,602	75,630	122,344
PV-10(2) (in thousands)	$999,828	$1,542,583	$885,643	$1,332,696
___________________
(1)See table below for the SEC and NYMEX pricing used to prepare reserve estimates.
(2)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

	SEC Pricing		NYMEX Pricing
	Oil	Natural Gas	Oil	Natural Gas
	($ per Bbl)	($ per Mcf)	($ per Bbl)	($ per Mcf)
Calendar year 2025	$76.32	$2.13	$69.59	$3.66
Calendar year 2026	$76.32	$2.13	$66.45	$4.05
Calendar year 2027	$76.32	$2.13	$64.74	$3.98
Calendar year 2028	$76.32	$2.13	$63.71	$3.87
Calendar year 2029	$76.32	$2.13	$63.31	$3.60
After 2029	$76.32	$2.13	$63.31	$3.60

Reserve estimates above do not include any value for probable or possible reserves that may exist, nor do they include any value for undeveloped acreage. The reserve estimates represent our net revenue interest in our properties, all of which are located within the continental United States. NYMEX pricing does not comport with the reporting requirements of the SEC and should not be used as a substitute for or compared with estimates of proved reserves using SEC pricing.

Exhibit 99.1
OIL, NATURAL GAS AND NGL RESERVES, Continued
Ryder Scott prepared the estimates of the Company's proved reserves as of December 31, 2023, in accordance with the rules and regulations of the SEC using an average price equal to the unweighted arithmetic average of the first day of each month within the 12-month period ended December 31, 2023, of $78.22 per Bbl for oil and $2.64 per Mcf for natural gas. The Company prepared estimates of proved reserves as of December 31, 2023, using NYMEX pricing, which were not reviewed by Ryder Scott. The table below presents a summary of our proved reserves as of December 31, 2023.

	SEC Pricing(1)		NYMEX Pricing(1)
Reserves as of December 31, 2023	Proved Developed Reserves	Total Proved Reserves	Proved Developed Reserves	Total Proved Reserves
Oil (MBbls)	36,731	66,308	35,651	64,875
Natural gas (MMcf)	71,671	123,948	69,239	120,672
Natural gas liquids (MBbls)	11,502	20,749	11,114	20,210
Total (MBoe)	60,178	107,715	58,305	105,197
PV-10(2) (in thousands)	$928,039	$1,584,054	$747,849	$1,224,279
___________________
(1)See table below for the SEC and NYMEX pricing used to prepare reserve estimates.
(2)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

	SEC Pricing		NYMEX Pricing
	Oil	Natural Gas	Oil	Natural Gas
	($ per Bbl)	($ per Mcf)	($ per Bbl)	($ per Mcf)
Calendar year 2024	$78.22	$2.64	$71.33	$2.67
Calendar year 2025	$78.22	$2.64	$67.96	$3.49
Calendar year 2026	$78.22	$2.64	$65.10	$3.82
Calendar year 2027	$78.22	$2.64	$63.15	$3.85
Calendar year 2028	$78.22	$2.64	$61.91	$3.80
After 2028	$78.22	$2.64	$61.91	$3.80

Reserve estimates above do not include any value for probable or possible reserves that may exist, nor do they include any value for undeveloped acreage. The reserve estimates represent our net revenue interest in our properties, all of which are located within the continental United States. NYMEX pricing does not comport with the reporting requirements of the SEC and should not be used as a substitute for or compared with estimates of proved reserves using SEC pricing.

Exhibit 99.1
DERIVATIVE CONTRACTS
The Company’s oil and natural gas derivative instruments consisted of fixed price swaps and costless collars. The following table summarizes the open financial derivatives as of February 28, 2025, related to oil and natural gas production:

		Weighted Average Price
Period (1)	Notional Volume	Fixed	Put	Call
		($ per unit)
Oil Swaps (Bbl)
2025	1,695,000	$71.55

Natural Gas Swaps (Mcf)
2025	3,105,000	$3.60
2026	2,555,000	$3.92
2027	600,000	$4.19

Oil Collars (Bbl)
2025	1,700,000		$63.28	$76.59
2026	1,377,000		$58.61	$76.58

Natural Gas Collars (MMBtu)
2025	3,145,000		$3.17	$3.86
2026	2,675,000		$3.15	$3.82
__________________
(1)2025 derivative positions shown include Q1 2025 contracts, some of which have settled as of February 28, 2025.
Interest Rate Contracts
The Company entered into floating-to-fixed interest rate swaps, in which it will receive a floating market rate equal to one-month CME Term Secured Overnight Financing Rate and will pay a fixed interest rate, to manage future interest rate exposure related to the Company’s Credit Facility. In March 2024, the Company entered into a fixed-to-floating interest rate swap for the period May 2024 to December 2024, to reduce our interest rate exposure, which resulted in a gain of approximately $1 million for the year ended December 31, 2024, on a notional amount of $80 million, and is included in our consolidated statements of operations.
The following table summarizes the open interest rate derivative positions as of December 31, 2024:

Open Coverage Period	Position	Notional Amount	Fixed Rate
		(In thousands)
January 2025 - April 2026	Long	$30,000	3.18%
January 2025 - April 2026	Long	$50,000	3.04%
April 2026 - April 2027	Long	$45,000	3.90%